UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 29, 2007




                           DELTA AND PINE LAND COMPANY

             (Exact name of registrant as specified in its charter)

                Delaware                          62-1040440
     (State or other jurisdiction               (IRS employer
          of incorporation)                   identification No.)
                                  000-21788
                            (Commission file number)

                    One Cotton Row, Scott, Mississippi 38772
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (662) 742-4000

                                       N/A
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

On May 29, 2007, Delta and Pine Land Company (the "Company") sent a notice to its directors and executive officers informing them of a blackout period in the Delta and Pine Land Company Savings Plan's D&PL Unitized Company Stock Fund (the "Fund"), expected to begin at the effective date (which has not been determined as of this date) of the pending merger with Monsanto Company, and ending two to five business days thereafter (the "Blackout Period"). During any Blackout Period, participants would be unable to transfer monies to or from the Fund or to receive a distribution from the Fund for a period of time of approximately two to five business days once the merger has been completed.

This notice was an update to an earlier notice, which was filed in a Current Report on Form 8-K on April 17, 2007.

Security holders or other interested persons may obtain information about the actual beginning and ending dates of any Blackout Period, without charge, by contacting Kenneth M. Avery, in writing, at Delta and Pine Land Company, One Cotton Row, Scott Mississippi 38772, either during any Blackout Period or for a period of two years after the ending date of any Blackout Period.

A copy of the notice transmitted to the directors and executive officers of the Company is set forth in Exhibit 99.1 hereto and is incorporated by reference into this item.

Item 9.01.  Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit No.        Description
-----------        -----------

99.1 Notice of plan blackout period to directors and executive officers dated May 29, 2007.






                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           DELTA AND PINE LAND COMPANY


Date:     May 29, 2007       /s/ Kenneth M. Avery
                             --------------------
                             Kenneth M. Avery,
                             Vice President - Chief Financial Officer and
                             Assistant Secretary